Exhibit 15.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-194547), Form F-10/A (No. 333-194080) and Form S-8 (No. 333-200834) of Aeterna Zentaris Inc. of our report dated March 17, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Montreal, Quebec, Canada
March 17, 2015

1 CPA auditor, CA, public accountancy permit No. A123498